Exhibit 10.2

WAIVER AGREEMENT

This WAIVER AGREEMENT (the "Agreement"), dated as of June 6, 2022, is made by and between Quoin Pharmaceuticals Ltd., an Israeli company, with headquarters located at Azrieli Center, Round Tower, 30th Floor, 132 Menachem Begin Blvd, Tel Aviv, 6701101 (the "Company" or “PublicCo”), Quoin Pharmaceuticals Inc., a Delaware corporation (“PrivateCo”), and the investor listed on the signature page attached hereto (the "Holder"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the SPA (as defined below).

A.    Pursuant to that certain Securities Purchase Agreement (as amended, the "SPA") dated as of March 24, 2021 by and between the Company, PrivateCo and the Holder, the Company agreed, among other things, that, pursuant to Section 5(n)(ii) of the SPA, until the Trigger Date, it will not file any registration statement, or any amendment or supplement thereto, other than Exempt Registration Statements or cause any registration statement other than the Exempt Registration Statements to be declared effective by the SEC (collectively, the "Registration Statement Restriction"); and

B.     The Company wishes for the Holder, and the Holder hereby agrees, to waive the Registration Statement Restriction upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Limited Waiver of Registration Statement Restriction. The Holder hereby waives the Registration Statement Restriction solely with respect to a single registration statement on Form F-3 to be filed by the Company on or prior to June 30, 2022 for the primary shelf offering of ordinary shares, no par value, represented by the ADSs, with each ADS representing 400 ordinary shares, warrants to purchase ordinary shares represented by ADSs, subscription rights, debt securities consisting of debentures, notes or other evidences of indebtedness, and units comprised of, or other combinations of, the foregoing securities, in one or more offerings, with an aggregate offering price not exceeding $100,000,000, including, but not limited to, an “at-the-market” offering. For the avoidance of doubt, the waiver contained in this Section 1 is limited to the Registration Statement Restriction and does not extend to the Company's restriction set forth in Section 5(n)(ii) of the SPA on entering into, effecting or consummating a Subsequent Placement, a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price or on being a party to any solicitations, negotiations or discussions with regard to the foregoing.

2.	Representations and Warranties. The Holder represents and warrants to the Company and PrivateCo that the Holder, and each of the Company and PrivateCo represents and warrants to the Holder that each of the Company and PrivateCo, as of the date hereof: (i) is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement; (ii) has duly executed and delivered on behalf of the applicable party this Agreement. The Holder and each of the Company and PrivateCo represents and warrants that (a) this Agreement constitutes the valid and legally binding obligation of the Holder and each of the Company and PrivateCo, as applicable, enforceable against such person in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; and (b) the execution, delivery and performance by the applicable party of this Agreement and the consummation by such person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such person to perform its obligations hereunder.

3.	Disclosure of Transactions and Other Material Information. The Company shall file a report on Form 6-K (the "6-K Filing") on or before 8:30 a.m., New York City time, on June 6, 2022, in the form required by the 1934 Act, relating to the transactions contemplated by this Agreement and attaching a form of this Agreement (including, without limitation, all schedules and exhibits to such agreement, if any) as an exhibit to such filing. From and after the filing of the 6-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, that is not disclosed in the 6-K Filing. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

4.	Miscellaneous. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any provision of this Agreement is found to be void or invalid, then such provision shall be deemed to be severable from the remaining provisions of this Agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full effect as if the void or invalid provision had not been included herein so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes in their entirety all prior negotiations, understandings and agreements with respect to such subject matter, whether written or oral. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this Agreement. Any amendments or modifications hereto must be executed in writing by all parties. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement. The Company shall reimburse the Holder for its reasonable legal fees and expenses actually incurred in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP within two (2) Business Days of receiving the invoice of Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

QUOIN PHARMACEUTICALS LTD.

By:	/s/ Dr. Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer

PRIVATECO:

QUOIN PHARMACEUTICALS INC.

By:	/s/ Dr. Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

ALTIUM GROWTH FUND, LP

By:	/s/ Mark Gottlieb
	Name:	Mark Gottlieb
	Title:	COO